Exhibit 99.19


                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 17, 2003, by and between Related Capital Company LLC, a Delaware limited liability company (the "Company"), and Marc D. Schnitzer (the "Executive").

                              W I T N E S S E T H:

               WHEREAS, the Company wishes to employ the Executive upon the terms and subject to the conditions set forth herein, and the Executive desires to enter into this Agreement and accept such employment upon such terms and conditions;

               WHEREAS, the Company, in addition to managing its own business operations, provides management services for various of its Affiliates (as defined below), including CharterMac, a Delaware statutory trust ("CharterMac"); and

               WHEREAS,   the   governance  of  the  Company  is  controlled  by
CharterMac and the management of CharterMac is vested in its Board of Trustees (the "Board").

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

        Section 1. Employment. Subject to the terms and conditions set forth herein, the Company shall employ the Executive as its Chief Executive Officer, and the Executive accepts such employment for the Employment Term (as defined below). During the Employment Term, the Executive shall perform the duties and functions that are set forth on Exhibit A and such other duties and functions consistent with Executive's role as a member of senior management of the Company as shall be assigned to Executive from time to time by the Board. Upon the request of the Board, or its designee, the Executive shall also serve as an officer, director or trustee of any entity controlled by, controlling or under common control (within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with, the Company (an "Affiliate") for no additional compensation. Any compensation paid to the Executive by any Affiliate shall reduce the Company's obligations hereunder by the amount of such compensation (but shall be deemed to have been paid by the Company for purposes of calculating any severance obligations to the Executive under this Agreement).

        Section 2. Performance. During the Employment Term, the Executive will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company and its Affiliates. It is further understood that nothing herein shall prevent the Executive from managing his passive personal investments and from participating in charitable and civic endeavors, so long as such activities do not interfere in any significant manner with the Executive's performance of his duties hereunder. In addition, pursuant to and in accordance with that certain Service Agreement dated as of November 17, 2003 between Relcap Holding Company LLC ("Mirror Entity") and CharterMac Capital Company, LLC, a Delaware limited liability company ("CCC"), it is understood that the Executive shall provide services for Mirror Entity with respect to the Excluded Assets (as defined in the Contribution Agreement dated as of December 17, 2002 among CCC and the other parties identified therein (the "Contribution Agreement")). Executive understands that his job responsibilities will include reasonable and customary travel on behalf of the Company.

        Section 3.  Employment  Term.  Unless  earlier  terminated  pursuant  to
Section 6 hereof, the employment term shall begin upon the date hereof (the "Effective Date") and shall continue for a period of three (3) years from such date (the "Initial Term"); provided that such term shall automatically be extended for additional periods of one year commencing on the third anniversary of the Effective Date and each anniversary thereof (such period the "Additional Term") unless either party shall have given notice to the other party that such party does not desire to extend the term of this Agreement, such notice to be given at least sixty (60) days prior to the end of the Initial Term or the Additional Terms, as applicable (the Initial Term and the Additional Term or Terms, if applicable, collectively, the "Employment Term").

        Section 4. Compensation and Benefits.

               (a) Base Salary.  As compensation  for services  hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's procedures, at an annual rate of $500,000, less such deductions or amounts to be withheld as required by applicable law and regulations and deductions authorized by the Executive in writing, subject to review by the compensation committee of the Board (the "Compensation Committee") in its discretion no less frequently than annually for increase (such base salary, as increased from time to time being hereinafter referred to as the "Base Salary"); provided, however, that the Executive shall receive a minimum annual increase in Base Salary equal to the lesser of 5% or the percentage equal to the increase, if any, in the Consumer Price Index measured for the twelve (12) month period immediately preceding the effective date of the increase. For purposes of this Section 4(a), "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Works (1982 - 1984 = 100) for the New York Metropolitan area published by the United States Department of Labor, Bureau of Statistics.

               (b) Cash Bonuses and Incentive Compensation. During the Employment Term, the Executive shall have opportunities for cash bonuses and shall be eligible to participate in all bonus and incentive compensation plans made available by the Company from time to time. Bonus and incentive compensation awards shall be considered at least annually by the Compensation Committee.

               (c) Medical, Dental, Disability, Life Insurance, Pension and Other Benefits. During the Employment Term, the Executive shall, in accordance with the terms and conditions of the applicable plan documents and all applicable laws, be eligible to participate in the various medical, dental, disability, life insurance, pension and other employee benefit plans, made available by the Company, from time to time, for its senior executives, which benefit package shall include those items identified on Exhibit B, subject to adjustments thereto as determined by the Compensation Committee in its discretion from time to time.

               (d) Vacation. During the Employment Term, the Executive shall be entitled to a vacation period or periods of four (4) weeks per year taken in accordance with the vacation policy of the Company during each year of the Employment Term; provided, that the Executive may carry forward up to two (2) weeks of unused vacation to the subsequent year.

               (e) Car Allowance. During the Employment Term, the Company will purchase or lease a company car for the Executive's use and will pay the reasonable expenses of operating and maintaining the car, including parking and insurance costs. The company car shall be agreed upon between the Executive and the Company from time to time and shall be a current model (not more than three
(3) years old) that is similar to the car, or most recent car, provided to the Executive by the Company during the twelve-month period preceding the Effective Date. If the Executive elects not to have the Company purchase or lease a car for the Executive, the Company will make an annual payment to the Executive in an amount reasonably determined by the Company as the approximate cost to have been incurred by the Company in providing the car allowance benefit.

               (f) Secretarial Service. During the Employment Term, the Executive shall be entitled to secretarial service that is reasonably equivalent to that provided to the Executive by the Company during the twelve-month period preceding the Effective Date.

               (g) Expenses. The Company shall pay for or reimburse the Executive for all reasonable expenses actually incurred by or paid by the Executive during the Employment Term in the performance of the Executive's services under this Agreement (including, without limitation, out-of-pocket expenses in connection with the Executive's ownership of Interests (but not including capital contributions payable in connection with the acquisition of such Interests) or serving as an officer, director or trustee of an Affiliate) upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

               (h) Parallel Compensation. During the Initial Term, the compensation and benefits referenced in this Section 4 and Section 5 shall be equal for each member of senior management of the Company (consisting of the Executive, Stuart J. Boesky, Alan P. Hirmes and Denise L. Kiley), except for the grant of additional post-termination continuing health care benefits to Alan P. Hirmes.

        Section 5. Share Options. CharterMac maintains an incentive share option plan (the "Incentive Plan") for the benefit of directors, officers and employees of CharterMac and its Affiliates. Subject to any applicable terms of the Incentive Plan (as in effect from time to time), the Executive shall be eligible for the receipt of options as the same may be awarded from time to time in the discretion of the Compensation Committee.

        Section 6. Termination.

               (a) Termination of Employment. Subject to this Section 6(a), the employment of the Executive hereunder shall terminate at the end of the Employment Term. The employment of the Executive hereunder may be terminated at any time during the Employment Term: (i) by the Company with or without Cause (as defined herein) by notice of termination delivered to the Executive; (ii) by the Executive with or without Good Reason (as defined herein) by notice of resignation delivered to the Company; (iii) upon death of the Executive; or

(iv) by the Company at any time after the last day of the sixth consecutive month of the Executive's Disability (as defined herein) or the day on which the shorter periods of Disability shall have equaled an aggregate of six (6) months, by written notice to the Executive (but before the Executive has recovered from such Disability).

               (b) Certain Definitions. For purposes of this Agreement,

                      (i) "Cause" shall mean: (A) the Executive's conviction of, plea of nolo contendere to, or written admission of the commission of, a felony;
(B) any breach by the Executive of any material provision of this Agreement; (C) any act by the Executive involving dishonesty, moral turpitude, fraud or misrepresentation with respect to his duties for the Company or its Affiliates, which has caused material harm to the Company; or (D) gross negligence or willful misconduct on the part of the Executive in the performance of his duties, responsibilities or obligations as set forth in this Agreement; provided, that in the case of a breach set forth in clause (B) above, such breach shall continue for a period of thirty (30) days following written notice thereof by the Company to the Executive.

                      (ii) "Change in Control" shall be deemed to have occurred if: (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), which is not an Affiliate of CharterMac or CCC is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of CharterMac representing 50.1% or more of the combined voting power of CharterMac's then outstanding securities or becomes the managing member of CCC; (B) any consolidation or merger of CharterMac or CCC with or into any other corporation or other entity or person (other than an Affiliate of CharterMac or CCC) in which the shareholders of CharterMac prior to such consolidation or merger own or owns less than 50.1% of CharterMac's voting power immediately after such consolidation or merger, or in which the managing member of CCC or another Affiliate of CharterMac ceases to be the controlling person of the surviving entity or person (excluding any consolidation or merger effected exclusively to change the domicile of CharterMac or CCC); (C) a sale of all or substantially all of the assets of CharterMac or CCC; or (D) a liquidation or dissolution of CharterMac or CCC; provided, that no change in control shall be deemed to occur with respect to any of the above-referenced events involving CCC if after such event the Executive continues to be an employee of a company that is an Affiliate of CharterMac and continues to have duties and functions and compensation consistent with those referenced in Sections 1 through 5 of this Agreement.

                      (iii) "Disability" shall be deemed to have occurred if in the judgment of the a physician jointly selected by the Company and the Executive, the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's principal services hereunder for (A) a period of six consecutive months or (B) for shorter periods aggregating six months during any twelve-month period.

                      (iii) "Good Reason" shall mean the occurrence of the following events without the Executive's prior written consent, provided that such occurrence is not cured within thirty (30) days of the Executive giving the Company written notice thereof: (A) assignment of the Executive to duties materially inconsistent with the Executive's positions as described in Section 1 hereof, or any significant diminution in the Executive's duties or
responsibilities,   other
than in connection with the termination of the Executive's employment for Cause or Disability or by the Executive other than for Good Reason; (B) any material breach by the Company of its obligations under this Agreement which continues for a period of thirty (30) days after notice to the Company; (C) a change in the location of the Executive's principal place of employment to a location outside of the general New York metropolitan area; (D) there is a reduction in the Executive's Base Salary or a material reduction in the aggregate package of benefits provided to the Executive under Sections 4(c) through 4(g) of this Agreement; (E) so long as the holders of the Special Preferred Voting Shares (as defined in the Second Amended and Restated Trust Agreement of CharterMac dated as of November 17, 2003 (the "Trust Agreement")) continue to own in the aggregate 7.5% or more of the outstanding voting securities of CharterMac, the failure (not caused by the Executive's vote or the vote of any assignee of the Executive) of the holders of a majority of the outstanding Special Preferred Voting Shares to nominate the Executive for election to the Board of Trustees of CharterMac as a Managing Trustee (as defined in the Trust Agreement) at any meeting of the shareholders of CharterMac at which the Executive's term as a Managing Trustee is scheduled to expire; or (F) the Company's delivery to the Executive, pursuant to Section 3, of the Company's notice not to extend the term of this Agreement.

        Section 7. Severance.

               (a) Termination by the Executive for Good Reason; Termination by the Company Other Than for Cause, Death or Disability, in Either Case Other Than in Connection With a Change in Control. If, during the Employment Term, the Executive terminates his employment with the Company for Good Reason or the Executive's employment is terminated by the Company without Cause, and such termination by the Company, or events constituting Good Reason, do not occur in anticipation of or within one year after a Change in Control, the Company shall have no liability or further obligation to the Executive except as follows: the Executive shall be entitled to receive (i) within thirty (30) days of such termination of employment, any earned but unpaid Base Salary and any accrued car allowance and expense reimbursement entitlements for the period prior to termination and any declared but unpaid bonuses for prior periods which have ended at the time of such termination ("Entitlements"), (ii) any rights to which he is entitled in accordance with plan provisions under any employee benefit plan, fringe benefit or incentive plan ("Benefit Rights"), and (iii) severance compensation equal to twelve (12) months of the Base Salary plus 75% of the amount of the Executive's most recently declared and paid annual bonus compensation, payable in a lump sum within thirty (30) days of the date of termination of employment (the "Severance Pay"). Additionally, medical, dental, disability and life insurance then provided to senior executives of the Company shall be continued following the date of termination for a period of twelve (12) months, or at the discretion of the Company, a cash payment shall be made in lieu of such benefits. Further, under the terms of the Incentive Plan, any unvested options awarded to the Executive under the Incentive Plan shall fully vest upon the date of termination of the Executive. Notwithstanding the foregoing, the continuation period for group health benefits under Section 4980B of the Code by reason of the Executive's termination of employment with the Company shall be measured from his actual date of termination of employment. As a condition of receiving the Severance Pay under this Section 7(a), the Executive agrees to execute a release substantially in the form of Exhibit C releasing the Company and its Affiliates from any and all obligations and liabilities to the Executive arising from or in connection with the Executive's employment or termination of employment with the Company and its Affiliates and any disagreements with respect to such employment, except that such release shall not release the Company from its obligations to pay the Executive the Entitlements, the Benefit Rights and the Severance Pay provided for in this Section 7(a). If the Executive's employment is terminated as provided in this Section 7(a) prior to the first declaration and payment of bonus compensation under this Agreement, the annual bonus amount used for determining Severance Pay shall be deemed to be $187,500 (which amount shall not be multiplied by 75% in the Severance Pay calculation). The deemed bonus compensation referenced in the preceding sentence is not intended to be indicative of the appropriateness of the amount of bonus compensation as may be determined from time to time by the Compensation Committee.

               (b) Termination in Anticipation of, or Within One Year After a Change in Control. If, during the Employment Term, the Executive's employment is terminated by the Company in anticipation of, or within one year after a Change in Control (other than as a result of Cause, death or Disability), or by the Executive for Good Reason within one year after a Change in Control, the Company shall have no liability or further obligation to the Executive except as follows: the Executive shall be entitled to receive (i) within 30 days of such termination of employment, all Entitlements, (ii) all Benefit Rights and (iii) an amount equal to 200% of the Severance Pay (calculated and payable as provided in Section 7(a)). Additionally, medical, dental, disability and life insurance then provided to senior executives of the Company shall be continued following the date of termination for a period of twelve (12) months, or at the discretion of the Company, a cash payment shall be made in lieu of such benefits. Notwithstanding the foregoing, the continuation period for group health benefits under Section 4980B of the Code by reason of the Executive's termination of employment with the Company shall be measured from his actual date of termination of employment. As a condition of receiving the Severance Pay under this Section 7(b), the Executive agrees to execute a release substantially in the form of Exhibit C releasing the Company and its Affiliates from any and all obligations and liabilities to the Executive arising from or in connection with the Executive's employment or termination of employment with the Company and its Affiliates and any disagreements with respect to such employment, except that such release shall not release the Company from its obligations to pay the Executive the Entitlements, the Benefit Rights and the Severance Pay provided for in this Section 7(b).

               (c) Death; Disability; Non-Election to Continue Employment. If during the Employment Term, the Executive's employment is terminated due to death or Disability, or the Executive's employment is terminated on account of any election by the Executive not to continue the Employment Term for an Additional Term or Terms, the Company shall have no liability or further obligation to the Executive except as follows: the Executive (and his estate or designated beneficiaries under any Company-sponsored employee benefit plan in the event of his death) shall be entitled to receive: (i) all Entitlements; (ii) all Benefit Rights; and (iii) solely in the case of the Executive's death or Disability, a cash payment equal to twelve (12) months of Base Salary plus 75% of the amount of the Executive's annual bonus compensation.

               (d) Termination by the Company for Cause; Termination by the Executive Without Good Reason. If the Executive's employment is terminated by the Company for Cause or the Executive terminates employment with the Company without Good Reason, the Company shall have no liability or further obligations to the Executive except as follows: the Executive shall be entitled to receive (i) all Entitlements and
(ii) all Benefit Rights.

               (e) Pension and Benefit Calculations. The payments made pursuant to this Section 7 shall be excluded from all pension and benefit calculations under the employee benefit plans of the Company and its Affiliates, except that Entitlements shall be included in such benefit calculations to the extent provided in the applicable employee benefit plan.

        Section 8. Covenants of the Executive.

               (a) Non-Competition. During the period of the Executive's employment hereunder and for a period of eighteen (18) months thereafter (the "Non-Competition Period"), the Executive shall not (except when acting for and on behalf of the Company and its Affiliates), for Executive's own account or for others, in any capacity, including as an employee, officer, director, trustee, member, manager, investor, consultant, agent, owner, stockholder or partner, engage in a Competitive Business anywhere in the United States or its territories or possessions; provided, however, that in the event the Executive terminates his employment with the Company for Good Reason or the Executive's employment is terminated by the Company without Cause (an "Excused Termination"), the duration of the Non-Competition Period shall be for a period of twelve (12) months following such termination. As used herein, "Competitive Business" shall mean arranging for or providing, directly or indirectly, debt and/or equity financing products or services to developers and owners of multi-family housing. Without limitation, Competitive Business includes (i) the Acquired Businesses (as defined in the Contribution Agreement) and any businesses which have been conducted by the Company or any of the Subject Entities (as defined in the Contribution Agreement); (ii) any business now or hereafter conducted by CharterMac, American Mortgage Acceptance Company ("AMAC") or any of their respective Affiliates; (iii) the syndication and sale of housing tax credits, historic rehabilitation tax credits, new markets tax credits or home ownership tax credits ("Tax Credits"), (iv) the syndication and sale of real estate developments which have been allocated Tax Credits ("Tax Credit Properties") or direct or indirect ownership interests in partnerships, limited liability companies or other entities that have been formed to provide a pass-through of Tax Credits and tax losses from Tax Credit Properties ("Tax Credit Syndication Interests"), (v) the acquisition of Tax Credits or Tax Credit Syndication Interests through tender offers or other methods, (vi) providing credit enhancement by insurance, credit support, guaranties or otherwise with respect to tax-exempt bond financing for multi-family housing, (vii) the business of guaranteeing a specified internal rate of return in connection with the sale of Tax Credit Syndication Interests, (viii) providing bridge lending, mezzanine lending, pre-development lending, financial guarantees, default swaps, credit derivative products or other derivative products in connection with Tax Credit Properties or Tax Credit Syndication Interests and (ix) co-development of Tax Credit Properties.

               (b) During the period of (i) five (5) years from the date hereof and, (ii) if greater, the period of eighteen (18) months following the termination of the Executive's employment hereunder (or twelve (12) months in the case of an Excused Termination), the Executive shall not, directly or indirectly, hire or solicit for hire, for the account of the Executive or any other person or entity, any person who is or was an employee of the Company or any Affiliate of the Company to work in a Competitive Business (other than any secretary to the Executive) so long as such person is an employee of the Company or any of its Affiliates and for a period of 180 days after such person has ceased to be an employee of the Company or any of its Affiliates.

               (c) During the period of eighteen (18) months following the termination of the Executive's employment hereunder (or twelve (12) months in the case of an Excused Termination), the Executive shall not, directly or indirectly, alone or with others contact, solicit or do business of any kind in any Competitive Business with, or assist any other person to contact, solicit or do business of any kind in any Competitive Business with, any person who, during the two-year period preceding the date of the Executive's termination of employment, sold or developed, or owned an interest in, a Tax Credit Property or a Tax Credit Syndication Interests sponsored by CCC or any of its Affiliates.

               (d)  Confidential  Information.   For  the  Employment  Term  and
thereafter: (i) the Executive will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the
Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or its Affiliates or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or its Affiliates (collectively, "Confidential Information"); and (ii) the Executive will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company or its Affiliates; provided, however, that Confidential Information shall not be deemed to include any information that (A) is or hereafter becomes generally available to the public other than through disclosure by the Executive, (B) is rightfully received by the Executive following the Employment Term from a third party or (C) is brought by the Executive to his employment relationship with the Company. All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or its Affiliates, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitation, any copies thereof) upon termination of the Executive's employment with the Company for any reason whatsoever.

               (e) Inventions and Patents. The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, ideas and discoveries, together with all products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during his employment, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company (collectively, "Inventions") shall belong exclusively to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its Affiliates, are related to the business (commercial or experimental) of the Company or any of its Affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall promptly disclose such Inventions to the Company and shall, subject to reimbursement by the Company for all reasonable expenses incurred by the Executive in connection therewith: (i) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (ii) sign all papers necessary to carry out the foregoing; and (iii) give testimony in support of the Executive's inventorship. The provisions of this Section 8(e) shall cease to have application to any Inventions that become known to the public other than through disclosure by the Executive and that are not subject to a copyright, patent or trademark in favor of the Company that (A) was received before the termination of the Executive's employment or (B) was applied for before the termination of the Executive's employment in the ordinary course of business (and not in anticipation of the Executive's termination of Employment) and ultimately is received by the Company.

               (f) Disparagement. The Company and the Executive agree that, during the Employment Term and thereafter (including following the Executive's termination of employment for any reason) neither the Company or its Affiliates or their respective employees, officers, trustees or directors, on the one hand, or the Executive, on the other, will make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the other or their respective officers, trustees, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or a representative of the Company or its Affiliates from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

               (g) Remedies.

                      (i) The Executive acknowledges that a material breach of his covenants contained in this Section 8 will cause irreparable damage to the Company and its Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such material breach will be inadequate. Accordingly, the Executive agrees that if he breaches any of the covenants contained in this Section 8 in any material respect, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

                      (ii) The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 8 have been specifically negotiated by sophisticated commercial parties and that the covenants contained in this Section 8 are entered into in connection with a sale to the Company of an interest in a business engaged in by the Executive prior to the date of this Agreement and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

               (h) Cooperation. The Executive agrees to cooperate with the Company, during the Employment Term and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its Affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Affiliate as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance and, with respect to the provision of testimony or assistance following the Employment Term, to pay the Executive reasonable per diem costs for such testimony or assistance.

               (i) Non-Circumvention. The Executive covenants that the Executive will not engage in activities, or utilize any of the exceptions to the covenants contained in this Section 8, in a manner intended to circumvent the Executive's obligations under this Section 8.

        Section 9. Interests.

               (a) Acquisition of Interests. Upon request of the Company, the Executive (or, at the Executive's option, an Affiliated Entity) shall acquire and hold Interests (as defined below) on terms reasonably acceptable to the Company and the Executive. Prior to transferring any Interest, the Executive shall afford the Company the right to acquire the Interest proposed to be transferred on the terms described in this Section 9, and the Company shall, within 30 days of written notice from the Executive of his intention to transfer an Interest, inform the Executive whether it or its designee will acquire such Interest (in which case such Interest shall be acquired within 30 days thereafter). The amount payable by the Company or its designee for any such Interest shall be the fair market value as determined in accordance with Section 9(c). Twenty percent of the purchase price for such Interest shall be paid by the Company or its designee in cash upon the transfer of such Interest and the remainder shall be paid with the issuance by the Company of a recourse promissory note, secured by the Interest sold, bearing interest at the Interest Rate (as defined below), with interest payable annually in arrears and the principal of such note payable in six equal installments on the first, second, third, fourth, fifth and sixth anniversaries of the transfer.

               (b) Further Assurances. In the case of any transfer of an Interest to the Company or its designee in accordance with Section 9(a), the Executive shall at any time and from time to time upon request by the Company take or cause to be taken any action and shall execute and deliver any additional documents which in the opinion of the Company, reasonably exercised in its sole discretion, may be necessary in order to assure to Company or its designee the full benefits of this Agreement; provided, however, that no action or additional documents shall be required that would extend or expand upon the obligations of the Executive hereunder or require the Executive to make any representations, warranties, covenants or indemnifications, except with respect to the Executive's title to the Interests.

               (c)  Determination  of  Fair  Market  Value  of  Interests.   The
Executive and Company shall attempt to agree on the fair market value of any Interest to be transferred to the

Company or its designee in accordance with Section 9(a). If they cannot reach agreement on the fair market value of such Interest, the following arbitration methodology shall apply:

                      (i) The Executive and the Company shall select a mutually acceptable appraiser who shall determine the fair market value of the Interest. In the event the parties are unable to agree upon an appraiser or if either party disputes the results of the appraisal, the Executive and the Company shall each select an appraiser and paragraphs (ii)-(iv) shall apply.

                      (ii) If the difference between the two appraisals is less than or equal to ten percent (10%) of the lower of the two appraisals, the fair market value shall be the average of the two appraisals.

                      (iii) If the difference between the two appraisals is greater than ten percent (10%) of the lower of the two appraisals, then the two appraisers shall jointly select a third appraiser. The third appraiser shall be instructed and directed to select one of the two appraisals, which selection shall then become final and binding upon the parties.

                      (iv) The Executive and the Company shall share the cost equally of any appraiser jointly selected or shall pay the costs of the appraiser they each select and shall share the cost equally of any third appraiser.

                      (v) An Interest shall be valued assuming the assets of the entity in which the Interest represents an ownership interest are sold in an orderly manner, the liabilities of such entity are satisfied, and the net amount is distributed in liquidation of the entity.

               (d) Definitions. For purposes of this Section 9:

                      (i) "Affiliated Entity" means an entity of which Executive is an equity owner.

                      (ii) "Interest" means an ownership  interest in an entity, including, without limitation, an Affiliated Entity (other than CCC or CharterMac), that (a) is involved in, or related to, any business activity of CharterMac or any of its subsidiaries or Affiliates and (b) was acquired at the request of the Company pursuant to this Section 9; provided that (x) the Executive shall have no personal liability from the ownership of the Interest and no obligations under the governing documents relating to the Interest which could subject the Executive to personal liability or require the Executive to make any contributions other than the Executive's initial capital contribution to acquire the Interest and (y) no amendment shall be made to the governing documents agreed to by the Company and the Executive upon acquisition of the Interest which increases the liabilities or obligations of the Executive without the consent of the Executive.

                      (iii) "Interest Rate" means one percentage point in excess of the "prime" rate established from time to time by Citibank, NA, but in no event shall exceed twelve (12%) percent per annum.

               (e) Successors and Assigns. Without limiting the rights of any party contained elsewhere in this Agreement, the provisions of this Section 9 shall be binding on the Executive's successors and permitted assigns.

        Section 10. Miscellaneous. -------------

               (a) Notices. All notices and other communications given or made pursuant hereto shall be in writing and delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight air courier service and shall be deemed to have been duly given or made as of the date delivered if delivered personally, or if mailed, on the third business day after mailing (on the first business day after mailing in the case of a nationally recognized overnight air courier service) to the parties at the following addresses:

               If to the Executive:

               Marc D. Schnitzer
               5 Sage Terrrace
               Scarsdale, NY 10583

               with a copy to:

               Brown Raysman Millstein Felder & Steiner LLP
               900 Third Avenue
               New York, NY  10022
               Attention:  Lori S. Hoberman, Esq.

               If to the Company:

               Related Capital Company LLC
               625 Madison Avenue
               New York, New York 10022

               with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               75 East 55th Street
               New York, New York 10022
               Attention:  Mark Schonberger, Esq.

               (b) Amendment and Modification. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by all of the parties hereto (which, in the case of the Company, shall require the approval of not less than a majority of the independent trustees of CharterMac).

               (c) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver (which, in the case of a waiver by the Company, shall require the approval of not less than a majority of the independent trustees of CharterMac), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

               (d) Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of principles thereof.

               (e) Severability. The invalidity or unenforceability of any provisions of this Agreement in any such jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby and thereby are fulfilled to the extent possible.

               (f) Arbitration.

                      (i) The parties shall use their reasonable best efforts and goodwill to settle all disputes by amicable negotiations. The Company and the Executive agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, or the termination of this Agreement or the termination of the Executive's employment hereunder that is not amicably resolved by negotiation shall be finally settled by arbitration, under and in accordance with the Rules of Employment Arbitration of the American Arbitration Association then in effect, as set forth below, in New York, New York, or such other place agreed to by the parties.

                      (ii) Any such arbitration shall be heard before a single impartial arbitrator who shall be appointed in accordance with American Arbitration Association procedures.

                      (iii) The award of the arbitrator shall be in writing and state the reasons upon which it is based. It may be made public only with the consent of the parties. Any monetary award shall be in U.S. dollars.

                      (iv) Each of the parties hereto accepts the exclusive jurisdiction of the arbitrator appointed in accordance herewith. The award of the arbitrator shall be final and binding on the parties, who undertake to carry it out without delay. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                      (v) The arbitrator may also award interim relief and grant specific performance. Notwithstanding the foregoing, each party reserves the right to apply to any court of competent jurisdiction for any provisional measure, including injunctive relief, to enforce the terms of this Agreement.

                      (vi) The party against whom the arbitrator awards shall pay all costs of the arbitrator and of the American Arbitration Association.

                      (vii) The Arbitrator shall be empowered to award damages and provide remedies to the same extent as would be available from a court of competent jurisdiction at law or in equity; provided, however, that the arbitrator shall have no power or authority to award punitive or special damages.

               (g) Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive's ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any Affiliate of the Company or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, claim or remedy of any nature whatsoever under or by reason of this Agreement.

               (h) Compliance with Rules and Policies. The Executive shall perform all services in accordance with the applicable policies, procedures and rules established by the Company or CharterMac. In addition, the Executive, shall comply with all laws, rules and regulations that are generally applicable to the Company, its Affiliates and their employees, trustees, directors and officers.

               (i) Withholding. The Company shall withhold from all amounts due hereunder any applicable withholding taxes payable to federal, state, local or foreign taxing authorities.

               (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (k) Section Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to Sections are to sections of this Agreement, unless otherwise indicated.

               (l) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

               (m) Duration. Notwithstanding the Employment Term hereunder, the applicable sections of this Agreement shall continue for so long as any obligations remain under this Agreement.

               (n) Survival. The provisions of Sections 4(c), 7, 8, 10(f) and 10(p) of this Agreement shall survive and shall continue to be binding upon the Executive and the Company notwithstanding the termination of this Agreement for any reason whatsoever.

               (o) Interpretation.

                      (i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumptions or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

                      (ii) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                      (iii) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

               (p) Indemnification and D&O Insurance. The Company shall, or shall cause its Affiliates to, indemnify the Executive and provide Executive with the advancement of expenses to the fullest extent provided for like senior executives providing services for the Company or its Affiliates. During the Employment Term, the Company shall maintain, or shall cause any Affiliate for whom the Executive provides services at the request of the Company to maintain, directors' and officers' insurance coverage in an amount not less than $15 million, provided that such coverage can be obtained at rates that the Company reasonably determines are not cost prohibitive.

       Section 11. Legal Fees. The Company shall reimburse the Executive for the Executive's reasonable legal expenses incurred in negotiating the terms of this Agreement in an amount not to exceed $2,500.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                RELATED CAPITAL COMPANY LLC

                                By: CharterMac Corporation, as managing member



                                      By: /s/ Alan P. Hirmes
                                          ---------------------------------
                                          Name: Alan P. Hirmes
                                          Title:   Chief Operating Officer



                                EXECUTIVE


                                /s/ MARC D. SCHNITZER
                                --------------------------------------------
                                MARC D. SCHNITZER


By its signature below, CharterMac, a Delaware statutory trust ("CharterMac"), guarantees to the Executive the payment and performance of the Company's obligations pursuant to Sections 4, 7, 10(p) and 11 of this Agreement, and CharterMac hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Executive exhaust any right or take any action against the Company or any other person or entity, the filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such guaranteed obligations and all demands whatsoever.


CHARTERMAC



By: /s/ Alan P. Hirmes
    Name: Alan P. Hirmes
    Title:   Chief Operating Officer

                                                                       Exhibit A
                                                                       ---------

             Description of Executive's Duties and Functions - ss.1
             ------------------------------------------------------

TITLES:
President - CharterMac and each of its Affiliates and subsidiaries (except the Company) Chief Executive Officer - the Company

DUTIES AND FUNCTIONS

o Serve as a member of (i) the Board of CharterMac and each of its Affiliates and subsidiaries, (ii) the Operating Committee of the Company, (iii) the Equity Investment Committee, (iv) the CharterMac Loan Committee, (v) the Board of Directors of PW Funding, and (vi) each committee of the Company and CharterMac and their Affiliates and subsidiaries formed from time to time on which membership is generally offered to other senior executives of the Company (subject to regulatory and corporate governance restrictions)
o Work together with the other members of the Board and Operating Committee to develop the business strategy for CharterMac and each of its Affiliates and subsidiaries
o   Work to implement the business plan and budget approved by the Board
o Identify growth opportunities and develop new business and product opportunities for CharterMac and each of its Affiliates and subsidiaries
o Maintain relationships with and promote the Company and CharterMac and each of its Affiliates and subsidiaries to financial institutions, clients, vendors, media and other industry participants
o Work to integrate the various product lines and identify new opportunities for product synergies and efficiencies for CharterMac and each of its Affiliates and subsidiaries
o Attract and develop new employees as required by the business plan and budget approved by the Board
o Participate in industry trade groups to promote the business goals of the Company and CharterMac and each of its Affiliates and subsidiaries
o   Directly supervise the Equity Business1
o   Directly supervise the use of the Tax Credit warehouse line of credit
o Directly supervise the restructuring of problem properties in the Company's equity funds
o   Report solely to the Board and the Operating Committee

See Schedule I, attached hereto.

-----------------------
1 The Equity Business currently includes: (i) the acquisition of properties that generate low-income housing or historic rehabilitation tax credits, (ii) the syndication of non-guaranteed and guaranteed tax credit funds to corporate investors, (iii) the management of the business and reporting to investors in corporate tax credit funds, (iv) the provision of consulting services to clients in connection with HUD programs and housing preservation, (v) in-house construction supervision of all projects acquired by corporate tax credit funds, and (vi) the processing of post-closing equity installments due to project developers.

The Executive shall be a direct report to the Operating Committee of the Company. Subject to the authority of the Board of Trustees of CharterMac, the Operating Committee shall be vested with general responsibility for the ordinary and usual management of the business and affairs of the Company. The Executive shall have the right to serve as a member of the Operating Committee. The other initial members of the Operating Committee shall be Alan P. Hirmes, Denise L. Kiley, Stuart J. Boesky, Stephen Ross, Jeff Blau, Michael Brenner and Stuart Rothstein. Each member of the Operating Committee shall have one vote. In the event of any significant disagreements at the Operating Committee level, the matter shall be referred to the Board of Trustees of CharterMac for resolution.

The existence of the Operating Committee does not in any way alter, amend, modify or change the primary responsibility of the Executive, or the authority of the Executive with regard to his direct reports, within the scope of the Executive's field of responsibility as set forth in the above job description. Further, the Operating Committee shall not have the right or power to diminish the Executive's duties or responsibilities as set forth in the above job description.

                                                                   Schedule I to
                                                                   -------------
                                                                       Exhibit A
                                                                       ---------


o The Board will confirm in writing that, notwithstanding the titles of CEO and President of CharterMac, it views the two positions at an equivalent level in the organizational structure, with equal authority, rights, compensation and standing. Notwithstanding this statement, each executive will have the distinct and separate rights and authorities with regard to his specific responsibilities described in the Employment Agreement and nothing contained in this statement in any way alters, amends or modifies the job description in the executive's Employment Agreement. Such written confirmation will be read into minutes of the first Board meeting following the closing of the Project Timex transaction.

o The President of CharterMac (subject to input from the other members of the management team and approval of the Operating Committee) will have authority over the business plan, staffing and budget for the Equity Business.

o The President of CharterMac (subject to input from the other members of the management team and approval of the Operating Committee) will have authority over the use of the tax credit warehouse line of credit.

o Both the CEO and President of CharterMac will sign the CharterMac's annual and quarterly report and all reports to investors signed by the CEO of the Company shall also be signed by the CEO of CharterMac.

o Any press releases, announcements (including internal company wide policy announcements to employees), organizational charts, electronic communications, or company web site descriptions of the Project Timex transaction or the management structure of CharterMac, will state that CharterMac is managed by Kiley, Hirmes, Schnitzer and Boesky, in no particular order, and organization charts will depict the four individuals on the same physical level. The CEO and President of CharterMac will both participate in any "road show" organized to promote the Project Timex transaction to institutions (including the Company LIHTC investors) and shareholders.

o Press opportunities will be handled by the Company or CharterMac executive that in the opinion of the Operating Committee will be the best representative of CharterMac for the specific opportunity taking into consideration the intended audience and the matter to be discussed.

o Any external press releases or internal announcements disclosing the Project Timex transaction will contain quotes from both the current CEO of CharterMac and its incoming President.

o Any directory or other listings for CharterMac that require contact information will list both the CEO and President. If the listing contains a photograph of the "head" of the company, photographs for both the CEO and President will be provided. This provision shall apply equally to any directories or listings in which one of CharterMac's subsidiaries is to appear.

o Any employee communications concerning company-wide policy will come from the Operating Committee. Any company-wide policies will be decided and implemented by the Operating Committee, subject to Board approval if necessary.

o The CEO and President of CharterMac together will prepare the agenda for Board meetings. Both parties will participate in presentations and regular business updates to the Board. The President will make any presentations to the Board pertaining to the Equity Business.

o The CEO and President will have equal votes and rights on the Operating Committee and any other committee in which they both participate. Neither party will possess any veto rights or non-proportional voting rights. Initially, the CEO of CharterMac will sit on all debt approval committees and the President of CharterMac will sit on all equity approval committees. Subject to Fannie Mae's approval, it is CharterMac's intention that the CEO and President will have the rights to sit on all debt and equity approval committees.

o The CEO of CharterMac (subject to input from the other members of the management team and approval of the Operating Committee) will be responsible for credit policy and pricing on debt products, and the President of CharterMac (subject to input from the other members of the management team and approval of the Operating Committee) will be responsible for credit pricing for the Equity Business.

                                                                       Exhibit B
                                                                       ---------

                   Description of Employee Benefits - ss.4(c)
                   ------------------------------------------


               The employee benefits shall be no less favorable then those provided to the Executive by the Company during the twelve-month period preceding the Effective Date. In addition, the Executive shall receive the following benefits:

               1. Life Insurance/Disability as follows:

                                                                      Employer          Employee
                                                         Monthly       Monthly           Monthly
Benefit                                  Coverage        Premium          Cost      Contribution

Life Insurance                            250,000          29.25         29.25              0.00
Life Insurance Optional                         0           0.00          0.00              0.00
Long Term Disability                         5000          33.33         33.33              0.00
Short Term Disability                           0           5.98          5.98              0.00
Supplemental LTD                           10,000          40.00          0.00             40.00

Note:  Supplemental LTD coverage supersedes LTD coverage.  Do not add together.

               2. Federal, state and local income tax return preparation.

                                                                       Exhibit C
                                                                       ---------

                                 Form of Release
                                 ---------------


                                 GENERAL RELEASE
                                 ---------------


               It hereby is agreed, by and among Related Capital Company LLC, a Delaware limited liability company (the "Company"), and _____________ (the "Executive"), as follows: ------- ---------

               1. [The Executive submits, and the Company accepts, [his/her] permanent resignation from employment effective ________________] [The Company requests and the Executive submits to [his/her] termination from employment effective ______________]. The Executive hereby waives any and all rights or claims to reinstatement or reemployment by the Company. The Company reaffirms its obligation to provide the benefits and make the payments required pursuant to Sections 7 and 10(p) of that certain Employment Agreement dated as of November 17, 2003 between the Company and the Executive (the "Employment Agreement"). CharterMac, by its execution of this Release, guarantees the foregoing obligations of the Company to the same extent of its guaranty of the obligations of the Company under the Employment Agreement.

               2. In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Executive, the Executive, for [his/her] self, [his/her] heirs, executors, administrators, successors and assigns, hereby releases and forever discharges the Company, including any and all of the Company's subsidiaries, parents, affiliates or related business entities, its or their past, present and future owners, partners, directors, officers, agents, representatives, and employees or any of its or their subsidiaries, parents, affiliates or related business entities, and its or their respective heirs, executors, administrators, successors and assigns, of, from and/or for all manner of actions, proceedings, causes of action, suits, debts, sums of money, accounts, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, known or unknown, whether arising in law or equity, out of any federal, state or city constitution, statute, ordinance, bylaw or regulation, or under the Employment Agreement, arising out of or relating to the Executive's employment by the Company, including but not limited to the termination of such employment, all claims of discrimination on the basis of age, alienage, citizenship, creed, disability, gender, handicap, marital status, national origin, race, religion, sex or sexual orientation, and, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Rehabilitation Act, the Americans With Disabilities Act, the New York State Human Rights Law, the New York City Human Rights Law, and any other federal, state or local statute, ordinance, rule, regulation or order (collectively, "Claims or Damages"), which the Executive ever had, now has, or which [he/she], or [his/her] heirs, executors, administrators, successors or assigns can or may have for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Release, arising out of or relating to Executive's employment by the Company, including but not limited to the termination of such employment. For the avoidance of doubt, this Release shall not extend to (i) claims arising out of the Company's failure to perform its obligations under Sections 7 and 10(p) of the Employment Agreement, including claims for Entitlements, Benefits Rights and Severance Pay as such terms are defined in Section 7,
    (ii) claims against CharterMac for failing to perform its guarantee obligations as set forth in the Employment Agreement and this Release or
    (iii) claims to enforce this Release or (iv) the Executive's rights as a holder of Common Shares of CharterMac or Special Common Units of CCC or the Executive's rights or benefits not relating to employment under the Contribution Agreement.

               3. The Company, for itself, its successors, assigns and legal representatives, hereby releases and forever discharges the Executive, and the Executive's heirs, executors, administrators, legal representatives and assigns, from and against any and all Claims or Damages which the Company ever had, now has for, or by reason of, any matter, cause, event, act, omission, transaction or occurrence up to and including the date of the execution of this Release, arising out of or relating to Executive's employment by the Company; provided, however, that the Company is not releasing any claims ("Retained Claims") arising out of intentionally improper acts by the Executive or any fraudulent, unauthorized or illegal acts by the Executive, with the understanding that the Company is not currently aware of any such acts; and provided further that any Retained Claims that are not brought in a legal proceeding against the Executive within eighteen (18) months following the date of this Release shall be deemed released and forever discharged from and after the date which is eighteen months following the date of this Release.

               4. (a) Except with respect to amounts or benefits owed pursuant to Sections 7 and 10(p) of the Employment Agreement, and to the extent not prohibited by law, the Executive covenants not to in any way cause to be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind, on his own behalf or as a member of any alleged class of persons, in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Company, or any of its subsidiaries, parents, affiliates, related business entities, or their respective successors or assigns, or any individual now or previously employed by the Company, or by any of its subsidiaries, parents, affiliates, or related business entities and their successors and assigns, with respect to any act, omission, transaction or occurrence up to and including the date of this Release relating to the Executive's employment with the Company or the termination of [his/her] employment.

                      (b) The Executive further represents that [he/she] has not commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind (on [his/her] own behalf and/or on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving the Company, or any of the Company's subsidiaries, parents, affiliates, or related business entities, or their successors or assigns or any individual now or previously employed by the Company, or by any of its subsidiaries, parents, affiliates, or related business entities or their successors and assigns relating to the Executive's employment with the Company or the termination of [his/her] employment.

                      (c) The Company covenants not to in any way cause to be commenced or prosecuted, or to commence, maintain or prosecute any action, charge, complaint or proceeding of any kind in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Executive with respect to any act, omission, transaction or occurrence up to an including the date of this Release relating to the Company's employment of the Executive or the termination of [his/her] employment; provided, however, that the Company is not waiving and shall not waive such right with respect to any act or failure to act by the Executive that constitutes bad faith, gross negligence, willful misconduct or any unlawful act. [As of the date of this Release, the Company is not aware of any act or failure to act by the Executive that would give rise to any action, charge, complaint or proceeding of any kind in any court or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Executive.]2

                      (d) The Company represents that it has not commenced, maintained, prosecuted or participated in any action, charge, complaint or proceeding of any kind that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private), against or involving the Executive or relating to the Executive's employment with the Company or the termination of [his/her] employment.

               5. The Executive  acknowledges  that he has been fully and fairly
    represented   throughout  his  employment  by  the  Company   including  the
    negotiation of this Release, the terms of which have been explained to him.

               6. The Executive acknowledges that he has considered fully the terms of this Release before signing; that he has read this Release in its entirety and understands its terms; that he agrees to all terms and conditions contained herein; that he is signing this Release knowingly and voluntarily; and, that he intends to abide by its terms in all respects.

               7. This Release shall be construed and enforced in accordance with the laws of the State of New York without regard to the conflict of principles thereof. Any action to enforce this Release shall be brought in the New York State Supreme Court, County of New York. The parties hereby consent to such jurisdiction.

               8. This Release may be executed in more than one counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                                   EXECUTIVE


-----------------------------                      ----------------------------
-----------------------------
2 This bracketed sentence will be included in the Release if at the time of the execution of the Release, the Company is able to make such statement. If at that time the Company is not able to make such statement, the Release must be executed without such sentence.

     Date

Signed before me this
      day of               , [Year]
-----        --------------




        Notary Public


                                    RELATED CAPITAL COMPANY LLC

                                    By: CharterMac Corporation, as member



                                           By:
-----------------------------                 ---------------------------------
        Date                               Name:
                                           Title:
Signed before me this
      day of             , [Year]
-----        ------------




      Notary Public

Consented To/Agreed:

CharterMac


By:
   ------------------------------
        Name:
        Title:

[This Release is to be modified if at time of execution the Executive is subject to the protections of the Older Workers Benefit Protection Act or similar legislation.]